SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

CONMED Corporation

(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP
Voce Capital LLC
Voce Capital Management LLC
James W. Green
Joshua H. Levine
J. Daniel Plants

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On August 26, 2014, Voce Capital Management LLC and its affiliates (collectively, "Voce") issued a press release ("August 26 Press Release") announcing the failure by the board of directors (the "Board") of CONMED Corporation ("Conmed") to accept Voce's offer to settle the proxy contest by appointing two of Voce's independent nominees to the Board. The August 26 Press Release also announced that Voce filed a presentation with the Securities and Exchange Commission ("SEC") on August 26, 2014 (the "August 26 Presentation") rebutting misleading and inaccurate information contained in a presentation filed by the Board with the SEC on August 22, 2014. A copy of the August 26 Press Release and a copy of the August 26 Presentation are filed herewith as Exhibit 1 and Exhibit 2, respectively.